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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

CPFL Energia S.A.

Campinas – SP - Brazil

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 17, 2017, relating to the consolidated statements of income, of comprehensive income, of shareholders’ equity and of cash flows of CPFL Energia S.A. and subsidiaries (the “Company”) for the year ended December 31, 2016 appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Campinas, São Paulo, Brazil

April 23, 2019

/s/ DELOITTE TOUCHE TOHMATSU

Auditores Independentes

THIS DOCUMENT MUST BE DESTROYED OR RETURNED TO DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES AND IT MUST NOT BE REPRODUCED OR DISTRIBUTED IN ANY FORM WITHOUT PERMISSION

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